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                                                                      EXHIBIT 11

                       Texas Security Bancshares, Inc.
                                  Exhibit 11
                Schedule of Computation of Net Income Per Share

                                               1994         1993         1992
                                            ----------    ---------    ---------
              PRIMARY

Net income per common share                 $8,021,940    8,093,343    6,084,610
                                            ==========    =========    =========

Weighted average number of common
  shares outstanding during the year         2,616,723    2,603,082    2,602,333

Add: Common equivalent shares
  (determined using the "treasury stock"
  method) representing shares issuable
  upon exercise of employee stock
  options                                            0            0            0
                                            ----------    ---------    ---------

Weighted average number of shares
  used in calculation of primary
  income per common share                    2,616,723    2,603,082    2,602,333
                                            ==========    =========    =========

Primary income per common share             $     3.07         3.11         2.34
                                            ==========    =========    =========

            FULLY DILUTED

Weighted average number of shares
  used in calculation of primary
  income per common share                    2,616,723    2,603,082    2,602,333

Add (deduct): incremental shares
  representing:
    Shares issuable upon exercise of
      stock options included in primary
      calculation above                              0            0            0

    Shares issuable upon exercise of
      stock options based on year-end
      market price                                   0            0            0
                                            ----------    ---------    ---------

Weighted average number of shares
  used in calculation of fully diluted
  income per common share                    2,616,723    2,603,082    2,602,333
                                            ==========    =========    =========

Fully diluted income per common share       $     3.07         3.11         2.34
                                            ==========    =========    =========
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